IDS Global Series, Inc.
File No. 33-25824/811-5696

                                    EXHIBIT INDEX


Exhibit (a)(3)             Articles of Amendment dated June 16, 1999

Exhibit (h)(7)             Agreement and Plan of Reorganization (for Emerging
                           Markets)

Exhibit (h)(8)             Agreement and Plan of Reorganization (for Global
                           Bond)

Exhibit (h)(9)             Agreement and Plan of Reorganization (for Global
                           Growth)

Exhibit (h)(10)            Agreement and Plan of Reorganization (for
                           Innovations)

Exhibit (i)                Opinion and consent of counsel

Exhibit (j)                Independent Auditors' Consent